Exhibit 32.1

CERTIFICATION OF

CHIEF EXECUTIVE OFFICER AND

CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Annual Report on Form 10-KSB of Advanced Technology Petroleum Corp. for the year ending January 31, 2008, I, Joseph Blimline, Chief Executive Officer and Chief Financial Officer of Advanced Technology Petroleum Corp. hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.	Such Annual Report on Form 10-KSB for the year ending January 31, 2008, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.

The information contained in such Annual Report on Form 10-KSB for the year ended January 31, 2008, fairly represents in all material respects, the financial condition and results of operations of Advanced Technology Petroleum Corp.

Date: January 7, 2009

Advanced Technology Petroleum Corp.

By: /s/ Joseph Blimline
Joseph Blimline Chief Executive Officer and Chief Financial Officer